UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 7, 2005
PICO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	10-18786	94-2723335

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022
_________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Election of Director
     On December 7, 2005, the Board of Directors of PICO Holdings, Inc. (the “Company”) unanimously elected Kenneth J. Slepicka as a director of the Company. The election was conducted in accordance with the Company’s bylaws and articles of incorporation and upon the recommendation of the Board of Directors’ Nominating Committee. Mr. Slepicka was elected to fill the vacancy created by the retirement, effective August 1, 2005, of Robert R. Broadbent. Mr. Slepicka will serve for the remainder of Mr. Broadbent’s term and stand for election as a Director at the Company’s annual meeting of shareholders in 2007.
     Mr. Slepicka has not been appointed to any committee of the Board of Directors, and the committee or committees to which he may be appointed has not been determined. Mr. Slepicka will be compensated in the same manner as the Company’s other independent, non-employee directors.
     Mr. Slepicka is also a Director of HyperFeed Technologies, Inc., a subsidiary of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: December 12, 2005	By:	/s/ Maxim C. W. Webb

Maxim C. W. Webb Chief Financial Officer and Treasurer

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